Incorporated in the State of Nevada on May 15, 2009

No. 001

Shares

WNS STUDIOS, INC.

Common Stock

This Certifies That ______________________ is the owner of

______________________ Shares of the Capital Stock of

WNS STUDIOS, INC.

transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this __________ day of __________ A.D. __________

____
President

____
Secretary

SHARES $0.05 EACH